[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                  June 10, 1999


First Washington Realty Trust, Inc.
Suite 400
4350 East-West Highway
Bethesda, Maryland 20814

                  Re:      Registration Statement on Form S-3
                          (Registration No. 333-70837)

Ladies and Gentlemen:

                  We have served as Maryland counsel to First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 273,204 shares of common stock (the "Shares"), par value $.01 per share, of the Company ("Common Stock") issuable if, and to the extent that, holders of up to 273,204 common units of limited partnership interest ("Units") in First Washington Realty Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), tender such Units for exchange, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1.  The  Registration   Statement  and  the  related  form  of
prospectus included therein in the form in which it was transmitted by the Company to the Commission under the 1933 Act;



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First Washington Realty Trust, Inc.
June 10, 1999
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                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Bylaws of the Company, certified as of the date hereof by its Secretary;

                  4. A certificate as of a recent date of the SDAT as to the good standing of the Company;

                  5. Resolutions of the Board of Directors of the Company (the "Resolutions") relating to the authorization of the issuance and registration of the Shares, certified as of the date hereof by the Secretary of the Company;

                  6. The form of certificate representing a share of Common Stock, certified as of the date hereof by the Secretary of the Company;

                  7. A certificate executed by the Secretary of the Company, dated the date hereof; and

                  8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.



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First Washington Realty Trust, Inc.
June 10, 1999
Page 3

                  4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The outstanding shares of stock of the Company have not been and will not be issued or transferred in violation of any restriction or limitation contained in the Charter. The Shares will not be transferred in violation of any restriction or limitation contained in the Charter.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The issuance of the Shares has been duly authorized and, when and to the extent issued in accordance with the Resolutions and in the manner described in the Registration Statement, the Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be



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First Washington Realty Trust, Inc.
June 10, 1999
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governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                              Very truly yours,




                                              BALLARD SPAHR ANDREWS &
                                              INGERSOLL, LLP
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